Exhibit 99.7

CREDIT SUISSE	CREDIT SUISSE Eleven Madison Avenue New York, NY 10010-3629	Tel 1 212 325 2000 www.credit-suisse.corn
Acceptance of Request for Extension
December, 2006
Aetna Inc.
151 Farmington Avenue
Hartford, CT 06156

Re:	Amended and Restated Five-Year Credit Agreement dated as of January 20, 2006 (the “Credit Agreement”)

Attention:	Alfred P. Quirk, Vice President, Finance and Treasurer
Dear Al:
We have received your Extension Request, dated December 5, 2006, and pursuant to Section 2.06(c) (Maturity of Loans) of the above-referenced Credit Agreement, we hereby agree to the extension set forth in such request. Upon the effectiveness of the Extension Request in accordance with Section 2.06(c) of the Credit Agreement, the new Maturity Date will be January 20, 2012.
We have made a notation of this extension on the Schedule of Loans, Payments of Principal attached to our Syndicated Note(s).
Very truly yours,

CREDIT SUISSE, Cayman Islands Branch

By:	/s/ David Dodd

Name: David Dodd
Title: Vice President

By:	/s/ James Neira

Name: James Neira
Title: Associate